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                                   Exhibit 11

                        Opinion of Dorsey & Whitney LLP
                          (including consent of firm)






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                          DORSEY & WHITNEY LLP

   MINNEAPOLIS           PILLSBURY CENTER SOUTH                        BRUSSELS
    NEW YORK             220 SOUTH SIXTH STREET                       COSTA MESA
     SEATTLE        MINNEAPOLIS, MINNESOTA 55402-1498                  BILLINGS
     DENVER             TELEPHONE: (612) 340-2600                        FARGO
WASHINGTON, D.C.           FAX: (612) 340-2868                         HONG KONG
NORTHERN VIRGINIA           www.dorseylaw.com                        GREAT FALLS
   DES MOINES                                                          ROCHESTER
     LONDON                                                              TOKYO
    ANCHORAGE                                                          MISSOULA
 SALT LAKE CITY                                                        VANCOUVER
                                                                       SHANGHAI
                                  June 1, 2001


First American Investment Funds, Inc.
601 Second Avenue South
Minneapolis, Minnesota 55402

         Re:      Shares to be Registered on Registration Statement on Form N-14

Ladies and Gentlemen:

         We have acted as counsel to First American Investment Funds, Inc., a Maryland corporation (the "Company"), in connection with the Company's authorization and proposed issuance of shares of several classes of the Company's common stock, par value $0.001 per share, pursuant to an Agreement and Plan of Reorganization by and between the Company and Firstar Funds, Inc., a Wisconsin corporation ("Firstar"), the form of which is included in the Company's Registration Statement on Form N-14 which is being filed by the Company with the Securities and Exchange Commission contemporaneously herewith. Such Agreement and Plan of Reorganization, in the form so filed, is referred to herein as the "Agreement", and such Registration Statement on Form N-14, in the form so filed, is referred to herein as the "Registration Statement".

         The shares of the Company to be issued pursuant to the Agreement will be issued by several separate portfolios of the Company (each, a "Company Acquiring Fund") in exchange for substantially all of the assets of several separate portfolios of Firstar (each, a "Firstar Acquired Fund"). The respective Firstar Acquired Funds, Company Acquiring Funds, and classes of shares of the Company to be issued by such Acquiring Funds pursuant to the Agreement, as such classes of shares are designated in the Company's amended and restated articles of incorporation, are as follows:


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
                                                                     Class of
                                                                     Company
Firstar Acquired Fund               Company Acquiring Fund           Shares

Balanced Income Fund                Balanced Fund                    Class G
Balanced Growth Fund                Balanced Fund                    Class G
Growth & Income Fund                Growth & Income Fund             Class RR
Equity Income Fund                  Equity Income Fund               Class T
Relative Value Fund                 Relative Value Fund              Class PP
Equity Index Fund                   Equity Index Fund                Class H
Large Cap Core Equity Fund          Large Cap Core Fund              Class QQ
Large Cap Growth Fund               Capital Growth Fund              Class OO
International Value Fund            International Fund               Class Q
International Growth Fund           International Fund               Class Q
MidCap Index Fund                   Mid Cap Index Fund               Class WW
MidCap Core Equity Fund             Mid Cap Core Fund                Class SS
Small Cap Index Fund                Small Cap Index Fund             Class XX
Small Cap Core Equity Fund          Small Cap Core Fund              Class UU
Science & Technology Fund           Science & Technology Fund        Class VV
MicroCap Fund                       Micro Cap Fund                   Class TT
REIT Fund                           Real Estate Securities Fund      Class V
Short-Term Bond Fund                Limited Term Income Fund         Class J
Intermediate Bond Fund              Intermediate Term Income Fund    Class I
Bond IMMDEX(TM) Fund                Bond IMMDEX(TM) Fund             Class YY
U.S. Government Securities Fund     U.S. Government Securities Fund  Class ZZ
Aggregate Bond Fund                 Fixed Income Fund                Class B
Strategic Income Fund               Corporate Bond Fund              Class LL
Tax-Exempt Intermediate Bond Fund   Intermediate Tax Free Fund       Class C
Missouri Tax-Exempt Bond Fund       Missouri Tax Free Fund           Class AAA
National Municipal Bond Fund        Tax Free Fund                    Class DD

The classes of shares of the Company set forth above which are to be issued pursuant to the Agreement, including the series within such classes as provided for in the Agreement, are referred to herein as the "Shares".

         In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined certificates of public officials and such other documents as we have deemed necessary as a basis for such opinions. As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied to the extent we deem proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals; that all signatures are genuine; that the Agreement will have been duly and validly executed and delivered on behalf of the Company and Firstar prior to the issuance of the Shares; and that the


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numbers of Shares of each class and series issued pursuant to the Agreement will not exceed the numbers authorized in the Company's amended and restated articles of incorporation.

         Based on the foregoing, it is our opinion that:

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Maryland.

         2. The Shares, when issued and delivered by the Company pursuant to, and upon satisfaction of the conditions contained in, the Agreement, will be legally issued, fully paid and non-assessable.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of Maryland. The foregoing opinions are not to be relied upon by any person other than the Company without our prior written authorization.

         We hereby consent to the filing of this opinion as Exhibit 11 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Dorsey & Whitney LLP
JDA/cmq